UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 22, 2011 (August 16, 2011)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(832) 369-6986
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 16, 2011, Eureka Hunter Pipeline, LLC (“Eureka”), a wholly owned subsidiary of Magnum Hunter Resources Corporation (the “Company”), entered into (i) a First Lien Credit Agreement (the “First Lien Agreement”) by and among Eureka, the lenders party thereto from time to time, and SunTrust Bank, as Administrative Agent (the “Administrative Agent”), and (ii) a Second Lien Term Loan Agreement (the “Second Lien Agreement”), by and among Eureka, PennantPark Investment Corporation (“PennantPark”) and the other lenders party thereto from time to time, and U.S. Bank National Association, as Collateral Agent (the First Lien Agreement and the Second Lien Agreement being collectively referred to as the “Credit Agreements”).
     The First Lien Agreement provides for a revolving credit facility (the “Revolver”) in an aggregate principal amount of up to $100 million (with an initial committed amount of $25 million), secured by a first lien on substantially all of the assets of Eureka. The Second Lien Agreement provides for a $50 million term loan facility (the “Term Loan”), secured by a second lien on substantially all of the assets of Eureka. The entire $50 million Term Loan must be drawn before any portion of the Revolver is drawn. The Revolver has a maturity date of August 16, 2016, and the Term Loan has a maturity date of August 16, 2018. On August 16, 2011, Eureka drew $31 million under the Term Loan, $21 million of which was distributed to the Company to repay existing corporate indebtedness. Both the Revolver and the Term Loan are non-recourse to the Company.
     The terms of the First Lien Agreement provide that the Revolver may be used for (i) revolving loans, (ii) swingline loans in an aggregate amount of up to $5 million at any one time outstanding, or (iii) letters of credit in an aggregate amount of up to $5 million at any one time outstanding. The Revolver provides for a commitment fee of 0.5% per annum based on the unused portion of the commitment under the Revolver.
     Borrowings under the Revolver will, at Eureka’s election, bear interest at:
•	a base rate equal to the highest of (A) the prime lending rate announced from time to time by the Administrative Agent, (B) the then-effective Federal Funds Rate plus 0.5% per annum, or (C) the Adjusted LIBO Rate (as defined in the First Lien Agreement) for a one-month interest period on such day plus 1.0% per annum, plus an applicable margin ranging from 1.25% to 3.5%; or

•	the Adjusted LIBO Rate, plus an applicable margin ranging from 2.25% to 3.5%.
     Borrowings under the Term Loan will bear interest at 12.5% per annum, 2.75% of which may be paid, at the sole option of Eureka, in shares of restricted common stock, par value $0.01 per share (“MHR Common Stock”), of the Company.
     If an event of default occurs under either the Revolver or the Term Loan, the lenders may increase the interest rate then in effect by an additional 2.0% per annum on both the Revolver and the Term Loan.
     The Credit Agreements contain negative covenants that, among other things, restrict the ability of Eureka to, with certain exceptions: (1) incur indebtedness; (2) grant liens; (3) dispose of all or substantially all of its assets or enter into mergers, consolidations, or similar transactions; (4) change the nature of its business; (5) make investments, loans, or advances or guarantee obligations; (6) pay cash dividends or make certain other payments; (7) enter into transactions with affiliates; (8) enter into sale and leaseback transactions; (9) enter into hedging transactions; (10) amend its organizational documents or material agreements; or (11) make certain undisclosed capital expenditures.
     The Credit Agreements also require Eureka to satisfy certain financial covenants, including maintaining:
•	a consolidated total debt to capitalization ratio of not more than 60%;

•	a consolidated EBITDA to consolidated interest expense ratio ranging from (i) not less than 1.0 to 1.0 for the fiscal quarter ending March 31, 2012, to (ii) (A) for the Term Loan, not less than 2.75 to 1.0 for the fiscal quarter ending December 31, 2014, and (B) for the Revolver, not less than 3.0 to 1.0 for the fiscal quarter ending December 31, 2014 (if any portion of the Revolver has been drawn);

•	a consolidated total debt to consolidated EBITDA ratio ranging from (i) not greater than 7.0 to 1.0 for the fiscal quarter ending March 31, 2012, to (ii) (A) for the Term Loan, not greater than 4.25 to 1.0 for the fiscal quarter ending December 31, 2014, and (B) for the Revolver, not greater than 4.0 to 1.0 for the fiscal quarter ending June 30, 2014 (if any portion of the Revolver has been drawn); and

•	a ratio of consolidated debt under the Revolver to consolidated EBITDA of (i) for the Term Loan, not greater than 3.5 to 1.0, and (ii) for the Revolver, if any portion of the Revolver has been drawn, not greater than (A) 3.5 to 1.0 for the fiscal quarters ending March 31, 2012 and June 30, 2012, and (B) 3.25 to 1.0 for each fiscal quarter thereafter.
     The obligations of Eureka under both the Revolver and the Term Loan may be accelerated upon the occurrence of an Event of Default (as such term is defined in each of the Credit Agreements) under either Credit Agreement. Events of Default include customary events for these types of financings, including, among others, payment defaults, defaults in the performance of affirmative or negative covenants, the inaccuracy of representations or warranties, defaults under the Term Loan (with respect to the Revolver) or the Revolver (with respect to the Term Loan), defaults relating to judgments, material defaults under certain material contracts of Eureka, and defaults by the Company which cause the acceleration of the Company’s debt under its existing senior secured revolving credit facility administered by the Bank of Montreal.
     In connection with the Credit Agreements, (i) Eureka and its existing subsidiary, entered into customary ancillary agreements and arrangements, which provide that the obligations of Eureka under the Credit Agreement are secured by substantially all of the assets of Eureka and such subsidiary, consisting primarily of pipelines, pipeline rights-of-way, and a gas processing plant, and (ii) Triad Hunter, LLC, the sole parent of Eureka and a wholly owned subsidiary of the Company (“Triad”), entered into customary ancillary agreements and arrangements, which granted the lenders under the Credit Agreements a non-recourse security interest in Triad’s equity interest in Eureka.
     The foregoing summary descriptions of the Credit Agreements do not purport to be complete and are qualified in their entirety by reference to the terms of the First Lien Agreement and the Second Lien Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure under Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
     The disclosure under Item 1.01 of this Form 8-K is incorporated herein by reference.
     As disclosed in Item 1.01 of this Form 8-K, the Term Loan will bear interest at a rate of 12.5% per annum, of which 2.75% (the “Additional Interest”) may be paid, at the sole option of Eureka, in shares of MHR Common Stock. If Eureka chooses to pay the Additional Interest in shares of MHR Common Stock, the number of shares of MHR Common Stock that will be required to be delivered to the lenders on each interest payment date will be determined by dividing (i) the dollar amount of the Additional Interest due and payable by (ii) the closing sale price of a share of MHR Common Stock on the immediately preceding trading day.
     In addition, Eureka will deliver to PennantPark 166,000 shares of MHR Common Stock as a closing fee payment for the initial funding of the Term Loan.
     The shares of MHR Common Stock to be paid as a closing fee and that may be paid as Additional Interest will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933 under Section 4(2) and Rule 506 of Regulation D promulgated thereunder.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
10.1	First Lien Credit Agreement, dated August 16, 2011*

10.2	Second Lien Term Loan Agreement, dated August 16, 2011*

*	The exhibits and the schedules to the Credit Agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Commission upon request.

SIGNATURES
In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION
Date: August 22, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Lien Credit Agreement, dated August 16, 2011*

10.2	Second Lien Term Loan Agreement, dated August 16, 2011*

*	The exhibits and the schedules to the Credit Agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Commission upon request.